Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of October 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of October 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,295,211)	$1,321,368
Cash and cash equivalents	138,468
Other assets	30,236
Other liabilities	(105,898)
Distribution payable	(7,278)
Accrued performance fee	(4,425)
Management fee payable	(804)
Net Asset Value	$1,371,667
Number of outstanding shares	53,174,103

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of October 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of October 31, 2025
Series I
A-I Shares	$38,856	1,526,935	$25.45
F-I Shares	$116,461	4,550,817	$25.59
F-S Shares	$104	4,065	$25.61
P-I Shares	$3	110	$25.23
P-S Shares	$4,595	182,169	$25.22
E Shares	$153	5,947	$25.79
T-I Shares	$77,883	3,016,370	$25.82
T-S Shares	$61,559	2,388,129	$25.78
I Shares	$3	110	$25.76
S Shares	$3	110	$25.75
V Shares	$1	40	$25.70
Series II
A-I Shares	$67,979	2,657,564	$25.58
F-I Shares	$346,138	13,442,174	$25.75
F-S Shares	$70	2,704	$25.71
P-I Shares	$1,377	52,485	$26.24
P-S Shares	$166,546	6,441,234	$25.86
E Shares	$55,418	2,190,490	$25.30
T-I Shares	$83,303	3,195,019	$26.07
T-S Shares	$129,995	5,016,251	$25.91
I Shares	$72,643	2,794,674	$25.99
S Shares	$3	110	$25.96
BD Shares	$148,573	5,706,555	$26.04
V Shares	$1	40	$25.60
Total	$1,371,667	53,174,103